EXHIBIT 5.1

                                  [LETTERHEAD]

December 14, 2004

Intrepid Technology & Resources, Inc.
501 West Broadway, Suite 200
Idaho Falls, Idaho 83402
(208) 529-5337

Re: Intrepid Technology & Resources, Inc. (The "Corporation") Registration Statement on Form SB-2 (The "Registration Statement")

Ladies and Gentlemen:

     We  are  special  Idaho  counsel to Intrepid Technology and Resources, Inc.
("Intrepid") in connection with the proposed issuance of 210,160,598 common shares of Intrepid (the "Shares") pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     This opinion is delivered to you in support of Intrepid's Registration Statement. In rendering the opinion set out below, we have examined original or duplicate copies or certified copies of such corporate records and other documents and such questions of law as we have considered necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Registration Statement, will be validly issued as fully-paid and non-assessable shares in the capital of Intrepid.

     The foregoing opinion is limited to the current laws of the State of Idaho. We express no opinion as to the application of the federal securities laws nor to the blue sky laws of the various states as to the issuance and sale of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. Such consent is given without us admitting that we are "experts" within the meaning of the Act or the rules or regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Moffatt Thomas Barrett Rock & Fields, Chartered

Moffatt, Thomas, Barrett, Rock &
     Fields, Chartered


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